EXHIBIT 99.1

Contacts:

Ron Farnsworth	Drew Anderson
EVP/Chief Financial Officer	SVP/Investor Relations Director
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4108	503-727-4192
ronfarnsworth@umpquabank.com	drewanderson@umpquabank.com

UMPQUA REPORTS SECOND QUARTER 2019 RESULTS

Second quarter 2019 net income of $111.8 million, or $0.51 per common share
Deposit growth of $575.1 million, or 10.8% annualized
Loan and lease growth of $547.4 million, or 10.7% annualized
Gain on sale of Visa Class B stock of $81.9 million, offsetting MSR fair value loss of $24.7 million

PORTLAND, Ore. – July 17, 2019 – Umpqua Holdings Corporation (NASDAQ: UMPQ) (the “Company”) reported net income of $111.8 million for the second quarter of 2019, compared to $74.0 million for the first quarter of 2019 and $66.0 million for the second quarter of 2018. Earnings per diluted common share were $0.51 for the second quarter of 2019, compared to $0.34 for the first quarter of 2019 and $0.30 for the second quarter of 2018.

“Umpqua's strong deposit growth of $575 million and loan and lease growth of $547 million demonstrate our focus on the growth initiatives within our Next Gen strategy.” said Cort O'Haver, president and CEO of Umpqua Holdings Corporation. “Last quarter we made several strategic moves to enhance the Company’s long-term profitability. These included an opportunistic sale of our Visa Class B shares, which generated proceeds to strategically re-balance our securities portfolio and continue to invest in efficient, revenue-generating businesses. We’ve also begun the process of selling material portions of our mortgage servicing rights portfolio to reduce volatility and expect the sale of the first tranche to close in the fourth quarter. We also continue to innovate and invest in our human digital banking experience and are pleased with the early results and strong customer response to our Go-To app, which launched in April.”

Notable items that impacted the second quarter 2019 financial results included:

•	$81.9 million gain on sale for all shares of Visa Class B stock held by the Company, partially offset by a $7.2 million loss on debt securities.

•
$24.7 million loss on fair value change of the MSR asset attributable to the decrease in long-term interest rates during the quarter, compared to a $14.0 million loss in the prior quarter and a $5.4 million loss in the same period of the prior year.

•
$4.0 million loss related to the fair value of the debt capital market swap derivatives attributable to the decrease in long-term interest rates during the quarter, compared to a loss of $2.5 million in the prior quarter and a gain of $0.3 million in the same period of the prior year.

•	$1.5 million of exit and disposal costs, compared to $1.4 million in the prior quarter and $2.6 million in the same period of the prior year.

Umpqua Reports Second Quarter 2019 Results
July 17, 2019

Second Quarter 2019 Highlights (compared to prior quarter):

•
Net interest income decreased by $10.5 million on a quarter to quarter basis primarily driven by higher levels of bond premium amortization as the decrease in long-term rates during the second quarter resulted in higher prepayment speeds compared to the prior quarter;

•	Provision for loan and lease losses increased by $5.7 million, due to growth in the overall loan portfolio;

•	Net charge-offs decreased by one basis point to 0.26% of average loans and leases (annualized);

•
Non-interest income increased by $76.1 million, driven primary by the $81.9 million gain resulting from the sale of the Visa Class B stock and partially offset by a $7.2 million loss on debt securities;

•
Non-interest expense increased by $8.8 million, driven primarily by higher mortgage banking-related expenses, higher loss on OREO, higher marketing expenses, partially offset by a seasonal decrease in payroll taxes and lower group insurance charges;

•	Non-performing assets to total assets improved to 0.28% from 0.32%;

•	Estimated total risk-based capital ratio of 13.7% and estimated Tier 1 common to risk weighted assets ratio of 10.9%;

•	Declared a quarterly cash dividend of $0.21 per common share.

Balance Sheet
Total consolidated assets were $28.0 billion as of June 30, 2019, compared to $27.4 billion as of March 31, 2019 and $26.5 billion as of June 30, 2018. Including secured off-balance sheet lines of credit, total available liquidity was $10.5 billion as of June 30, 2019, representing 38% of total assets and 48% of total deposits.

Gross loans and leases were $21.0 billion as of June 30, 2019, an increase of $547.4 million relative to March 31, 2019. Strong loan production in the commercial loan category as well as residential real estate fueled the balance sheet growth.

Total deposits were $21.8 billion as of June 30, 2019, an increase of $575.1 million from $21.2 billion as of March 31, 2019. This increase was attributable to growth in non-interest bearing demand deposits of $275.5 million and money market deposit growth of $319.8 million.

Net Interest Income
Net interest income was $227.2 million for the second quarter of 2019, down $10.5 million from the prior quarter. This decrease was primarily attributable to taxable bond premium amortization of $10.4 million in the second quarter compared to $1.6 million in the first quarter of 2019.

The Company's net interest margin was 3.70% for the second quarter of 2019, down 33 basis points from 4.03% for the first quarter of 2019 primarily driven by the aforementioned higher levels of bond premium amortization and higher cost of interest bearing deposits compared to the prior quarter.

Credit Quality
The allowance for loan and lease losses was $151.1 million, or 0.72% of loans and leases, as of June 30, 2019, which was up from $144.9 million, or 0.71% of loans and leases, as of March 31, 2019. The provision for loan and lease losses was $19.4 million for the second quarter of 2019, an increase of $5.7 million from the prior quarter level, driven primarily by growth in the loan portfolio. Net charge-offs decreased by one basis point to 0.26% of average loans and leases (annualized). As of June 30, 2019, non-performing assets were 0.28% of total assets, compared to 0.32% as of March 31, 2019 and 0.34% as of June 30, 2018.

Non-interest Income
Non-interest income was $121.8 million for the second quarter of 2019, up $76.1 million from the prior quarter, reflecting the nonrecurring $81.9 million gain on sale of Visa Class B stock.

Umpqua Reports Second Quarter 2019 Results
July 17, 2019

Revenue from the origination and sale of residential mortgages was $23.2 million for the second quarter of 2019, an increase of $8.8 million from the prior quarter. This increase reflects a sequential quarter increase of 43% in for-sale mortgage origination volume and an increase of 37 basis points in the home lending gain on sale margin to 3.32% for the second quarter of 2019. Of the current quarter's mortgage production, 70% related to purchase activity, compared to 71% for the prior quarter and 81% for the same period of the prior year.

Non-interest Expense
Non-interest expense was $180.4 million for the second quarter of 2019, up $8.8 million from the prior quarter level. This increase was driven primarily by higher mortgage banking-related expenses, higher loss on OREO, and higher marketing expenses, partially offset by a seasonal decrease in payroll taxes and lower group insurance charges.

Capital
As of June 30, 2019, the Company's tangible book value per common share1 was $10.97, compared to $10.44 in the prior quarter and $9.84 in the same period of the prior year. During the second quarter of 2019, the Company declared a dividend of $0.21 per common share.

The Company's estimated total risk-based capital ratio was 13.7% and its estimated Tier 1 common to risk weighted assets ratio was 10.9% as of June 30, 2019. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of June 30, 2019 are estimates, pending completion and filing of the Company's regulatory reports.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Second Quarter 2019 Results
July 17, 2019

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide investors with information useful in understanding the Company's financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Management believes tangible common equity and the tangible common equity ratio are useful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability to absorb potential losses. Tangible common equity is calculated as total shareholders' equity less goodwill and other intangible assets, net (excluding MSRs). Tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs).  The tangible common equity ratio is calculated as tangible common shareholders' equity divided by tangible assets.

The following table provides reconciliations of ending shareholders' equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(In thousands, except per share data)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Total shareholders' equity	$4,228,507	$4,112,326	$4,056,442	$4,003,893	$3,981,087
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651
Other intangible assets, net	21,155	22,560	23,964	25,506	27,047
Tangible common shareholders' equity	$2,419,701	$2,302,115	$2,244,827	$2,190,736	$2,166,389
Total assets	$27,986,075	$27,355,625	$26,939,781	$26,615,067	$26,480,601
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651
Other intangible assets, net	21,155	22,560	23,964	25,506	27,047
Tangible assets	$26,177,269	$25,545,414	$25,128,166	$24,801,910	$24,665,903
Common shares outstanding at period end	220,499	220,457	220,255	220,238	220,205

Total shareholders' equity to total assets ratio	15.11%	15.03%	15.06%	15.04%	15.03%
Tangible common equity ratio	9.24%	9.01%	8.93%	8.83%	8.78%
Book value per common share	$19.18	$18.65	$18.42	$18.18	$18.08
Tangible book value per common share	$10.97	$10.44	$10.19	$9.95	$9.84

Umpqua Reports Second Quarter 2019 Results
July 17, 2019

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative customer experience, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit umpquabank.com.

Earnings Conference Call Information
The Company will host its second quarter 2019 earnings conference call on July 18, 2019, at 10:00 a.m. PT (1:00 p.m. ET). During the call, the Company will provide an update on recent activities and discuss its second quarter 2019 financial results. There will be a live question-and-answer session following the presentation. To join the call, please dial (800) 289-0459 ten minutes prior to the start time and enter conference ID: 942314. A re-broadcast will be available approximately two hours after the call by dialing (888) 203-1112 and entering conference ID 2627879. The earnings conference call will also be available as an audiocast, which can be accessed on the Company's investor relations page at umpquabank.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about strategic investments, fee income initiatives, sale of MSR and MSR fair value volatility. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation, prolonged low interest rate environment; the effect of interest rate increases on the cost of deposits; unanticipated weakness in loan demand or loan pricing; deterioration in the economy; lack of strategic growth opportunities or our failure to execute on those opportunities; our ability to effectively manage problem credits; our ability to successfully implement efficiency and operational excellence initiatives on time and in amounts projected; our ability to successfully develop and market new products and technology; and changes in laws or regulations.

Umpqua Reports Second Quarter 2019 Results
July 17, 2019

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)
	Quarter Ended					% Change
(In thousands, except per share data)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$264,110	$258,747	$254,093	$246,410	$242,123	2%	9%
Interest and dividends on investments:
Taxable	10,287	19,956	27,381	24,435	8,499	(48)%	21%
Exempt from federal income tax	1,921	2,114	2,135	2,048	2,057	(9)%	(7)%
Dividends	574	517	538	549	433	11%	33%
Temporary investments and interest bearing deposits	4,708	925	2,621	2,800	2,080	409%	126%
Total interest income	281,600	282,259	286,768	276,242	255,192	0%	10%
Interest expense:
Deposits	43,591	34,094	30,124	25,692	21,259	28%	105%
Securities sold under agreement to repurchase and federal funds purchased	403	810	185	103	155	(50)%	160%
Term debt	4,563	3,683	3,326	3,439	3,478	24%	31%
Junior subordinated debentures	5,881	5,987	5,743	5,640	5,400	(2)%	9%
Total interest expense	54,438	44,574	39,378	34,874	30,292	22%	80%
Net interest income	227,162	237,685	247,390	241,368	224,900	(4)%	1%
Provision for loan and lease losses	19,352	13,684	17,219	11,711	13,319	41%	45%
Non-interest income:
Service charges on deposits	15,953	15,278	16,035	15,574	15,520	4%	3%
Brokerage revenue	3,980	3,810	4,178	3,947	4,161	4%	(4)%
Residential mortgage banking revenue, net	9,529	11,231	15,150	31,484	33,163	(15)%	(71)%
(Loss) gain on sale of debt securities, net	(7,186)	—	—	—	14	nm	nm
Gain (loss) on equity securities, net	82,607	695	410	(462)	(1,432)	nm	nm
Gain on loan sales, net	3,333	769	2,484	2,772	1,348	333%	147%
BOLI income	2,093	2,168	2,116	2,051	2,060	(3)%	2%
Other income	11,514	11,789	16,438	17,022	16,817	(2)%	(32)%
Total non-interest income	121,823	45,740	56,811	72,388	71,651	166%	70%
Non-interest expense:
Salaries and employee benefits	104,049	100,658	102,109	103,575	113,340	3%	(8)%
Occupancy and equipment, net	36,032	36,245	35,949	36,530	37,584	(1)%	(4)%
Intangible amortization	1,405	1,404	1,542	1,541	1,542	0%	(9)%
FDIC assessments	2,837	2,942	2,619	4,303	4,692	(4)%	(40)%
Loss (gain) on other real estate owned, net	2,678	(51)	1,125	(128)	(92)	nm	nm
Other expenses	33,414	30,394	35,144	33,471	38,506	10%	(13)%
Total non-interest expense	180,415	171,592	178,488	179,292	195,572	5%	(8)%
Income before provision for income taxes	149,218	98,149	108,494	122,753	87,660	52%	70%
Provision for income taxes	37,408	24,116	28,183	31,772	21,661	55%	73%
Net income	$111,810	$74,033	$80,311	$90,981	$65,999	51%	69%

Weighted average basic shares outstanding	220,487	220,366	220,247	220,224	220,283	0%	0%
Weighted average diluted shares outstanding	220,719	220,655	220,668	220,620	220,647	0%	0%
Earnings per common share – basic	$0.51	$0.34	$0.36	$0.41	$0.30	50%	70%
Earnings per common share – diluted	$0.51	$0.34	$0.36	$0.41	$0.30	50%	70%

nm = not meaningful

Umpqua Reports Second Quarter 2019 Results
July 17, 2019

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)
	Six Months Ended		% Change
(In thousands, except per share data)	Jun 30, 2019	Jun 30, 2018	Year over Year
Interest income:
Loans and leases	$522,857	$471,611	11%
Interest and dividends on investments:
Taxable	30,243	24,198	25%
Exempt from federal income tax	4,035	4,185	(4)%
Dividends	1,091	901	21%
Temporary investments and interest bearing deposits	5,633	3,244	74%
Total interest income	563,859	504,139	12%
Interest expense:
Deposits	77,685	36,869	111%
Securities sold under agreement to repurchase and federal funds purchased	1,213	218	456%
Term debt	8,246	6,839	21%
Junior subordinated debentures	11,868	10,332	15%
Total interest expense	99,012	54,258	82%
Net interest income	464,847	449,881	3%
Provision for loan and lease losses	33,036	26,975	22%
Non-interest income:
Service charges on deposits	31,231	30,515	2%
Brokerage revenue	7,790	8,355	(7)%
Residential mortgage banking revenue, net	20,760	71,601	(71)%
(Loss) gain on sale of debt securities, net	(7,186)	14	nm
Gain (loss) on equity securities, net	83,302	(1,432)	nm
Gain on loan sales, net	4,102	2,578	59%
BOLI income	4,261	4,130	3%
Other income	23,303	34,457	(32)%
Total non-interest income	167,563	150,218	12%
Non-interest expense:
Salaries and employee benefits	204,707	219,891	(7)%
Occupancy and equipment, net	72,277	76,245	(5)%
Intangible amortization	2,809	3,083	(9)%
FDIC assessments	5,779	9,172	(37)%
Loss (gain) on other real estate owned, net	2,627	(130)	nm
Other expenses	63,808	73,424	(13)%
Total non-interest expense	352,007	381,685	(8)%
Income before provision for income taxes	247,367	191,439	29%
Provision for income taxes	61,524	46,468	32%
Net income	$185,843	$144,971	28%

Weighted average basic shares outstanding	220,427	220,326	0%
Weighted average diluted shares outstanding	220,692	220,760	0%
Earnings per common share – basic	$0.84	$0.66	27%
Earnings per common share – diluted	$0.84	$0.66	27%

nm = not meaningful

Umpqua Reports Second Quarter 2019 Results
July 17, 2019

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)
						% Change
(In thousands, except per share data)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$342,508	$296,967	$335,419	$308,938	$314,513	15%	9%
Interest bearing cash and temporary investments	691,283	605,841	287,218	570,321	488,499	14%	42%
Investment securities:
Equity and other, at fair value	66,358	63,327	61,841	62,454	64,297	5%	3%
Available for sale, at fair value	2,698,398	2,894,778	2,977,108	2,864,394	2,854,398	(7)%	(5)%
Held to maturity, at amortized cost	3,416	3,478	3,606	3,672	3,586	(2)%	(5)%
Loans held for sale, at fair value	356,645	240,302	166,461	289,537	432,642	48%	(18)%
Loans and leases	20,953,371	20,405,997	20,422,666	19,854,033	19,639,494	3%	7%
Allowance for loan and lease losses	(151,069)	(144,872)	(144,871)	(144,026)	(144,556)	4%	5%
Net loans and leases	20,802,302	20,261,125	20,277,795	19,710,007	19,494,938	3%	7%
Restricted equity securities	43,063	47,466	40,268	40,269	42,320	(9)%	2%
Premises and equipment, net	210,285	217,595	227,423	237,456	245,954	(3)%	(15)%
Operating lease right-of-use assets	112,752	109,807	—	—	—	3%	nm
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651	0%	0%
Other intangible assets, net	21,155	22,560	23,964	25,506	27,047	(6)%	(22)%
Residential mortgage servicing rights, at fair value	139,780	158,946	169,025	175,038	166,217	(12)%	(16)%
Other real estate owned	8,423	10,488	10,958	11,774	12,101	(20)%	(30)%
Bank owned life insurance	316,435	314,303	313,626	311,922	309,844	1%	2%
Other assets	385,621	320,991	257,418	216,128	236,594	20%	63%
Total assets	$27,986,075	$27,355,625	$26,939,781	$26,615,067	$26,480,601	2%	6%
Liabilities:
Deposits	$21,819,013	$21,243,894	$21,137,486	$20,892,774	$20,744,526	3%	5%
Securities sold under agreements to repurchase	308,052	288,944	297,151	286,975	273,666	7%	13%
Term debt	821,712	932,420	751,788	751,764	801,739	(12)%	2%
Junior subordinated debentures, at fair value	277,028	294,121	300,870	282,846	280,669	(6)%	(1)%
Junior subordinated debentures, at amortized cost	88,610	88,667	88,724	88,781	88,838	0%	0%
Operating lease liabilities	121,742	118,520	—	—	—	3%	nm
Deferred tax liability, net	57,757	45,202	25,846	22,413	27,255	28%	112%
Other liabilities	263,654	231,531	281,474	285,621	282,821	14%	(7)%
Total liabilities	23,757,568	23,243,299	22,883,339	22,611,174	22,499,514	2%	6%
Shareholders' equity:
Common stock	3,514,391	3,511,731	3,512,874	3,510,949	3,509,146	0%	0%
Retained earnings	695,003	629,877	602,482	568,619	524,031	10%	33%
Accumulated other comprehensive income (loss)	19,113	(29,282)	(58,914)	(75,675)	(52,090)	(165)%	(137)%
Total shareholders' equity	4,228,507	4,112,326	4,056,442	4,003,893	3,981,087	3%	6%
Total liabilities and shareholders' equity	$27,986,075	$27,355,625	$26,939,781	$26,615,067	$26,480,601	2%	6%

Common shares outstanding at period end	220,499	220,457	220,255	220,238	220,205	0%	0%
Book value per common share	$19.18	$18.65	$18.42	$18.18	$18.08	3%	6%
Tangible book value per common share	$10.97	$10.44	$10.19	$9.95	$9.84	5%	11%
Tangible equity - common	$2,419,701	$2,302,115	$2,244,827	$2,190,736	$2,166,389	5%	12%
Tangible common equity to tangible assets	9.24%	9.01%	8.93%	8.83%	8.78%	0.23	0.46
nm = not meaningful

Umpqua Reports Second Quarter 2019 Results
July 17, 2019

Umpqua Holdings Corporation
Loan and Lease Portfolio
(Unaudited)
(Dollars in thousands)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$3,537,084	$3,476,972	$3,573,065	$3,527,357	$3,518,982	2%	1%
Owner occupied term, net	2,396,674	2,449,648	2,480,371	2,474,845	2,473,734	(2)%	(3)%
Multifamily, net	3,341,547	3,302,936	3,304,763	3,225,538	3,185,923	1%	5%
Construction & development, net	732,932	686,107	736,254	646,684	568,562	7%	29%
Residential development, net	199,421	205,963	196,890	198,518	183,114	(3)%	9%
Commercial:
Term, net	2,271,346	2,185,322	2,232,923	2,149,376	2,106,658	4%	8%
Lines of credit & other, net	1,280,587	1,229,092	1,169,525	1,133,508	1,152,853	4%	11%
Leases & equipment finance, net	1,449,579	1,378,686	1,330,155	1,282,128	1,265,843	5%	15%
Residential:
Mortgage, net	3,995,643	3,768,955	3,635,073	3,468,569	3,405,775	6%	17%
Home equity loans & lines, net	1,215,215	1,170,252	1,176,477	1,143,351	1,132,329	4%	7%
Consumer & other, net	533,343	552,064	587,170	604,159	645,721	(3)%	(17)%
Total loans, net of deferred fees and costs	$20,953,371	$20,405,997	$20,422,666	$19,854,033	$19,639,494	3%	7%

Loan and leases mix:
Commercial real estate:
Non-owner occupied term, net	17%	17%	17%	18%	18%
Owner occupied term, net	11%	12%	12%	13%	13%
Multifamily, net	16%	16%	16%	16%	16%
Construction & development, net	3%	3%	4%	3%	3%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	11%	11%	11%	11%	11%
Lines of credit & other, net	6%	6%	6%	6%	6%
Leases & equipment finance, net	7%	7%	6%	6%	6%
Residential:
Mortgage, net	19%	18%	18%	17%	17%
Home equity loans & lines, net	6%	6%	6%	6%	6%
Consumer & other, net	3%	3%	3%	3%	3%
Total	100%	100%	100%	100%	100%

Umpqua Reports Second Quarter 2019 Results
July 17, 2019

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)
(Dollars in thousands)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$6,771,087	$6,495,562	$6,667,467	$6,859,411	$6,819,325	4%	(1)%
Demand, interest bearing	2,355,473	2,341,441	2,340,471	2,320,560	2,321,691	1%	1%
Money market	6,789,036	6,469,286	6,645,390	6,325,808	6,161,907	5%	10%
Savings	1,446,332	1,479,509	1,492,685	1,499,872	1,465,154	(2)%	(1)%
Time	4,457,085	4,458,096	3,991,473	3,887,123	3,976,449	0%	12%
Total	$21,819,013	$21,243,894	$21,137,486	$20,892,774	$20,744,526	3%	5%

Total core deposits (1)	$18,529,797	$17,903,754	$18,190,402	$18,012,992	$17,743,888	3%	4%

Deposit mix:
Demand, non-interest bearing	31%	31%	32%	33%	33%
Demand, interest bearing	11%	11%	11%	11%	11%
Money market	31%	30%	31%	30%	30%
Savings	7%	7%	7%	7%	7%
Time	20%	21%	19%	19%	19%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	409,235	406,039	406,240	404,913	402,771
Demand, interest bearing	76,686	76,712	77,099	77,546	77,918
Money market	58,158	56,602	56,196	55,895	55,393
Savings	160,708	161,039	161,656	162,387	162,414
Time	60,571	58,210	54,388	52,482	51,073
Total	765,358	758,602	755,579	753,223	749,569

Average balance per account:
Demand, non-interest bearing	$16.5	$16.0	$16.4	$16.9	$16.9
Demand, interest bearing	30.7	30.5	30.4	29.9	29.8
Money market	116.7	114.3	118.3	113.2	111.2
Savings	9.0	9.2	9.2	9.2	9.0
Time	73.6	76.6	73.4	74.1	77.9
Total	$28.5	$28.0	$28.0	$27.7	$27.7

(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Reports Second Quarter 2019 Results
July 17, 2019

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status	$35,022	$44,586	$50,823	$54,059	$43,392	(21)%	(19)%
Loans and leases past due 90+ days and accruing (1)	35,700	31,424	36,444	33,812	34,535	14%	3%
Total non-performing loans and leases	70,722	76,010	87,267	87,871	77,927	(7)%	(9)%
Other real estate owned	8,423	10,488	10,958	11,774	12,101	(20)%	(30)%
Total non-performing assets	$79,145	$86,498	$98,225	$99,645	$90,028	(9)%	(12)%

Performing restructured loans and leases	$15,267	$15,726	$13,924	$14,531	$27,167	(3)%	(44)%
Loans and leases past due 31-89 days	$40,619	$53,009	$37,373	$33,825	$44,734	(23)%	(9)%
Loans and leases past due 31-89 days to total loans and leases	0.19%	0.26%	0.18%	0.17%	0.23%
Non-performing loans and leases to total loans and leases (1)	0.34%	0.37%	0.43%	0.44%	0.40%
Non-performing assets to total assets(1)	0.28%	0.32%	0.36%	0.37%	0.34%

(1)
Excludes non-performing mortgage loans guaranteed by Ginnie Mae, which Umpqua has the unilateral right to repurchase but has not done so, totaling $5.4 million, $158,000, $8.9 million, $8.0 million, and $9.2 million at June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018, and June 30, 2018, respectively.

Umpqua Reports Second Quarter 2019 Results
July 17, 2019

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Seq. Quarter	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$144,872	$144,871	$144,026	$144,556	$141,933
Provision for loan and lease losses	19,352	13,684	17,219	11,711	13,319	41%	45%
Charge-offs	(16,707)	(17,152)	(19,527)	(15,896)	(14,815)	(3)%	13%
Recoveries	3,552	3,469	3,153	3,655	4,119	2%	(14)%
Net charge-offs	(13,155)	(13,683)	(16,374)	(12,241)	(10,696)	(4)%	23%
Total allowance for loan and lease losses	151,069	144,872	144,871	144,026	144,556	4%	5%
Reserve for unfunded commitments	4,857	4,654	4,523	4,294	4,130	4%	18%
Total allowance for credit losses	$155,926	$149,526	$149,394	$148,320	$148,686	4%	5%

Net charge-offs to average loans and leases (annualized)	0.26%	0.27%	0.32%	0.25%	0.22%
Recoveries to gross charge-offs	21.26%	20.23%	16.15%	22.99%	27.80%
Allowance for loan and lease losses to loans and leases	0.72%	0.71%	0.71%	0.73%	0.74%
Allowance for credit losses to loans and leases	0.74%	0.73%	0.73%	0.75%	0.76%

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Six Months Ended		% Change
(Dollars in thousands)	Jun 30, 2019	Jun 30, 2018	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$144,871	$140,608
Provision for loan and lease losses	33,036	26,975	22%
Charge-offs	(33,859)	(30,627)	11%
Recoveries	7,021	7,600	(8)%
Net charge-offs	(26,838)	(23,027)	17%
Total allowance for loan and lease losses	151,069	144,556	5%
Reserve for unfunded commitments	4,857	4,130	18%
Total allowance for credit losses	$155,926	$148,686	5%

Net charge-offs to average loans and leases (annualized)	0.26%	0.24%
Recoveries to gross charge-offs	20.74%	24.81%

Umpqua Reports Second Quarter 2019 Results
July 17, 2019

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)
	Quarter Ended					% Change
	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Seq. Quarter	Year over Year
Average Rates:
Yield on loans held for sale	5.03%	5.95%	5.81%	5.27%	4.86%	(0.92)	0.17
Yield on loans and leases	5.07%	5.06%	4.97%	4.89%	4.91%	0.01	0.16
Yield on taxable investments	1.62%	2.96%	4.11%	3.72%	1.31%	(1.34)	0.31
Yield on tax-exempt investments (1)	3.42%	3.59%	3.70%	3.61%	3.64%	(0.17)	(0.22)
Yield on interest bearing cash and temporary investments	2.41%	2.44%	2.25%	1.99%	1.82%	(0.03)	0.59
Total yield on earning assets (1)	4.59%	4.79%	4.81%	4.67%	4.41%	(0.20)	0.18

Cost of interest bearing deposits	1.16%	0.97%	0.85%	0.73%	0.62%	0.19	0.54
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.55%	0.88%	0.26%	0.15%	0.22%	(0.33)	0.33
Cost of term debt	2.03%	1.88%	1.75%	1.73%	1.74%	0.15	0.29
Cost of junior subordinated debentures	6.17%	6.24%	6.13%	6.06%	5.89%	(0.07)	0.28
Total cost of interest bearing liabilities	1.31%	1.14%	1.00%	0.90%	0.80%	0.17	0.51

Net interest spread (1)	3.28%	3.65%	3.81%	3.77%	3.61%	(0.37)	(0.33)
Net interest margin (1)	3.70%	4.03%	4.15%	4.09%	3.89%	(0.33)	(0.19)

Performance Ratios:
Return on average assets	1.62%	1.12%	1.19%	1.36%	1.02%	0.50	0.60
Return on average tangible assets	1.73%	1.20%	1.28%	1.46%	1.09%	0.53	0.64
Return on average common equity	10.80%	7.34%	7.90%	9.00%	6.64%	3.46	4.16
Return on average tangible common equity	19.14%	13.17%	14.34%	16.42%	12.18%	5.97	6.96
Efficiency ratio – Consolidated	51.64%	60.44%	58.58%	57.06%	65.84%	(8.80)	(14.20)
Efficiency ratio – Bank	50.16%	58.57%	57.67%	54.70%	63.04%	(8.41)	(12.88)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Umpqua Reports Second Quarter 2019 Results
July 17, 2019

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)
	Six Months Ended		% Change
	Jun 30, 2019	Jun 30, 2018	Year over Year
Average Rates:
Yield on loans held for sale	5.41%	4.57%	0.84
Yield on loans and leases	5.07%	4.87%	0.20
Yield on taxable investments	2.30%	1.82%	0.48
Yield on tax-exempt investments (1)	3.51%	3.66%	(0.15)
Yield on interest bearing cash and temporary investments	2.42%	1.72%	0.70
Total yield on earning assets (1)	4.69%	4.44%	0.25

Cost of interest bearing deposits	1.07%	0.55%	0.52
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.74%	0.15%	0.59
Cost of term debt	1.96%	1.72%	0.24
Cost of junior subordinated debentures	6.20%	5.62%	0.58
Total cost of interest bearing liabilities	1.23%	0.73%	0.50

Net interest spread (1)	3.46%	3.71%	(0.25)
Net interest margin (1)	3.86%	3.96%	(0.10)

Performance Ratios:
Return on average assets	1.37%	1.13%	0.24
Return on average tangible assets	1.47%	1.22%	0.25
Return on average common equity	9.09%	7.34%	1.75
Return on average tangible common equity	16.21%	13.50%	2.71
Efficiency ratio – Consolidated	55.58%	63.50%	(7.92)
Efficiency ratio – Bank	53.94%	61.12%	(7.18)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate.

Umpqua Reports Second Quarter 2019 Results
July 17, 2019

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Seq. Quarter	Year over Year
Temporary investments and interest bearing cash	$783,703	$153,347	$462,621	$558,597	$458,133	411%	71%
Investment securities, taxable	2,683,472	2,757,644	2,716,616	2,687,635	2,723,406	(3)%	(1)%
Investment securities, tax-exempt	271,633	287,366	282,998	278,937	279,158	(5)%	(3)%
Loans held for sale	264,445	187,656	238,958	320,494	326,427	41%	(19)%
Loans and leases	20,605,963	20,388,988	20,051,674	19,709,113	19,387,537	1%	6%
Total interest earning assets	24,609,216	23,775,001	23,752,867	23,554,776	23,174,661	4%	6%
Goodwill and other intangible assets, net	1,809,583	1,811,007	1,812,487	1,814,000	1,815,529	0%	0%
Total assets	27,709,310	26,811,621	26,672,224	26,461,526	26,076,142	3%	6%

Non-interest bearing demand deposits	6,556,090	6,505,615	6,828,730	6,865,676	6,645,689	1%	(1)%
Interest bearing deposits	15,069,198	14,304,325	14,138,852	13,897,141	13,745,089	5%	10%
Total deposits	21,625,288	20,809,940	20,967,582	20,762,817	20,390,778	4%	6%
Interest bearing liabilities	16,646,949	15,858,561	15,547,250	15,331,529	15,199,900	5%	10%

Shareholders' equity - common	4,153,175	4,091,174	4,035,125	4,011,856	3,988,825	2%	4%
Tangible common equity (1)	2,343,592	2,280,167	2,222,638	2,197,856	2,173,296	3%	8%

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Six Months Ended		% Change
(Dollars in thousands)	Jun 30, 2019	Jun 30, 2018	Year over Year
Temporary investments and interest bearing cash	$470,266	$381,328	23%
Investment securities, taxable	2,720,353	2,758,235	(1)%
Investment securities, tax-exempt	279,456	282,860	(1)%
Loans held for sale	226,263	296,992	(24)%
Loans and leases	20,498,075	19,239,586	7%
Total interest earning assets	24,194,413	22,959,001	5%
Goodwill and other intangible assets, net	1,810,291	1,816,294	0%
Total assets	27,262,945	25,856,690	5%

Non-interest bearing demand deposits	6,530,992	6,548,566	0%
Interest bearing deposits	14,688,875	13,619,723	8%
Total deposits	21,219,867	20,168,289	5%
Interest bearing liabilities	16,254,933	15,086,460	8%

Shareholders’ equity - common	4,122,346	3,981,948	4%
Tangible common equity (1)	2,312,055	2,165,654	7%

(1) Average tangible common equity is a non-GAAP financial measure. Average tangible common equity is calculated as average common shareholders' equity less average goodwill and other intangible assets, net (excluding MSRs).

Umpqua Reports Second Quarter 2019 Results
July 17, 2019

Umpqua Holdings Corporation Average Rates and Balances
(Unaudited)
(dollars in thousands)	Quarter Ended
	June 30, 2019			March 31, 2019			June 30, 2018
	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$264,445	$3,326	5.03%	$187,656	$2,790	5.95%	$326,427	$3,967	4.86%
Loans and leases (1)	20,605,963	260,784	5.07%	20,388,988	255,957	5.06%	19,387,537	238,156	4.91%
Taxable securities	2,683,472	10,861	1.62%	2,757,644	20,473	2.96%	2,723,406	8,932	1.31%
Non-taxable securities (2)	271,633	2,325	3.42%	287,366	2,580	3.59%	279,158	2,539	3.64%
Temporary investments and interest-bearing cash	783,703	4,708	2.41%	153,347	925	2.44%	458,133	2,080	1.82%
Total interest-earning assets	24,609,216	$282,004	4.59%	23,775,001	282,725	4.79%	23,174,661	$255,674	4.41%
Other assets	3,100,094			3,036,620			2,901,481
Total assets	$27,709,310			$26,811,621			$26,076,142
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$2,332,535	$2,798	0.48%	$2,319,718	$2,640	0.46%	$2,322,359	$1,565	0.27%
Money market deposits	6,747,290	15,351	0.91%	6,391,721	11,017	0.70%	6,332,372	5,896	0.37%
Savings deposits	1,454,908	410	0.11%	1,488,530	270	0.07%	1,456,625	252	0.07%
Time deposits	4,534,465	25,032	2.21%	4,104,356	20,167	1.99%	3,633,733	13,546	1.50%
Total interest-bearing deposits	15,069,198	43,591	1.16%	14,304,325	34,094	0.97%	13,745,089	21,259	0.62%
Repurchase agreements and federal funds purchased	292,057	403	0.55%	371,336	810	0.88%	285,338	155	0.22%
Term debt	903,164	4,563	2.03%	793,797	3,683	1.88%	801,768	3,478	1.74%
Junior subordinated debentures	382,530	5,881	6.17%	389,103	5,987	6.24%	367,705	5,400	5.89%
Total interest-bearing liabilities	16,646,949	$54,438	1.31%	15,858,561	$44,574	1.14%	15,199,900	$30,292	0.80%
Non-interest-bearing deposits	6,556,090			6,505,615			6,645,689
Other liabilities	353,096			356,271			241,728
Total liabilities	23,556,135			22,720,447			22,087,317
Common equity	4,153,175			4,091,174			3,988,825
Total liabilities and shareholders' equity	$27,709,310			$26,811,621			$26,076,142
NET INTEREST INCOME		$227,566			$238,151			$225,382
NET INTEREST SPREAD			3.28%			3.65%			3.61%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.70%			4.03%			3.89%

(1)	Non-accrual loans and leases are included in the average balance.

(2)
Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $404,000 for the three months ended June 30, 2019 as compared to $466,000 for March 31, 2019 and $482,000 for June 30, 2018.

Umpqua Reports Second Quarter 2019 Results
July 17, 2019

Umpqua Holdings Corporation Average Rates and Balances
(Unaudited)
(dollars in thousands)	Six Months Ended
	June 30, 2019			June 30, 2018
	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$226,263	$6,116	5.41%	$296,992	$6,782	4.57%
Loans and leases (1)	20,498,075	516,741	5.07%	19,239,586	464,829	4.87%
Taxable securities	2,720,353	31,334	2.30%	2,758,235	25,099	1.82%
Non-taxable securities (2)	279,456	4,905	3.51%	282,860	5,179	3.66%
Temporary investments and interest-bearing cash	470,266	5,633	2.42%	381,328	3,244	1.72%
Total interest-earning assets	24,194,413	$564,729	4.69%	22,959,001	$505,133	4.44%
Other assets	3,068,532			2,897,689
Total assets	$27,262,945			$25,856,690
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$2,326,162	$5,438	0.47%	$2,322,793	$2,775	0.24%
Money market deposits	6,570,488	26,368	0.81%	6,618,629	11,609	0.35%
Savings deposits	1,471,626	680	0.09%	1,459,824	414	0.06%
Time deposits	4,320,599	45,199	2.11%	3,218,477	22,071	1.38%
Total interest-bearing deposits	14,688,875	77,685	1.07%	13,619,723	36,869	0.55%
Repurchase agreements and federal funds purchased	331,477	1,213	0.74%	294,150	218	0.15%
Term debt	848,783	8,246	1.96%	802,031	6,839	1.72%
Junior subordinated debentures	385,798	11,868	6.20%	370,556	10,332	5.62%
Total interest-bearing liabilities	16,254,933	$99,012	1.23%	15,086,460	$54,258	0.73%
Non-interest-bearing deposits	6,530,992			6,548,566
Other liabilities	354,674			239,716
Total liabilities	23,140,599			21,874,742
Common equity	4,122,346			3,981,948
Total liabilities and shareholders' equity	$27,262,945			$25,856,690
NET INTEREST INCOME		$465,717			$450,875
NET INTEREST SPREAD			3.46%			3.71%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			3.86%			3.96%

(1)	Non-accrual loans and leases are included in the average balance.

(2)
Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate. The amount of such adjustment was an addition to recorded income of approximately $870,000 for the six months ended June 30, 2019 as compared to $1.0 million for the same period in 2018.

Umpqua Reports Second Quarter 2019 Results
July 17, 2019

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(Unaudited)
	Quarter Ended					% Change
(Dollars in thousands)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Seq. Quarter	Year over Year
Residential mortgage banking revenue:
Origination and sale	$23,151	$14,373	$16,665	$20,983	$28,159	61%	(18)%
Servicing	11,036	10,824	11,555	10,302	10,407	2%	6%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(6,905)	(6,431)	(6,425)	(6,007)	(5,903)	7%	17%
Changes due to valuation inputs or assumptions	(17,753)	(7,535)	(6,645)	6,206	500	136%	(3,651)%
Total	$9,529	$11,231	$15,150	$31,484	$33,163	(15)%	(71)%

Closed loan volume:
Portfolio	$481,878	$318,612	$312,524	$323,941	$294,581	51%	64%
For-sale	698,150	487,090	589,355	756,924	839,489	43%	(17)%
Total	$1,180,028	$805,702	$901,879	$1,080,865	$1,134,070	46%	4%

Gain on sale margin:
Based on for-sale volume	3.32%	2.95%	2.83%	2.77%	3.35%	0.37	(0.03)

Residential mortgage servicing rights:
Balance, beginning of period	$158,946	$169,025	$175,038	$166,217	$164,760	(6)%	(4)%
Additions for new MSR capitalized	5,492	3,887	7,057	8,622	6,860	41%	(20)%
Changes in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(6,905)	(6,431)	(6,425)	(6,007)	(5,903)	7%	17%
Changes due to valuation inputs or assumptions	(17,753)	(7,535)	(6,645)	6,206	500	136%	(3,651)%
Balance, end of period	$139,780	$158,946	$169,025	$175,038	$166,217	(12)%	(16)%

Residential mortgage loans serviced for others	$15,796,102	$15,902,587	$15,978,885	$15,810,455	$15,508,182	(1)%	2%
MSR as % of serviced portfolio	0.88%	1.00%	1.06%	1.11%	1.07%	(0.12)	(0.19)

Umpqua Reports Second Quarter 2019 Results
July 17, 2019

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(Unaudited)
	Six Months Ended		% Change
(Dollars in thousands)	Jun 30, 2019	Jun 30, 2018	Year over Year
Residential mortgage banking revenue:
Origination and sale	$37,524	$50,996	(26)%
Servicing	21,860	20,929	4%
Change in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(13,336)	(12,101)	10%
Changes due to valuation inputs or assumptions	(25,288)	11,777	(315)%
Total	$20,760	$71,601	(71)%

Closed loan volume:
Portfolio	$800,490	$532,364	50%
For-sale	1,185,240	1,526,715	(22)%
Total	$1,985,730	$2,059,079	(4)%

Gain on sale margin:
Based on for-sale volume	3.17%	3.34%	(0.17)

Residential mortgage servicing rights:
Balance, beginning of period	$169,025	$153,151	10%
Additions for new MSR capitalized	9,379	13,390	(30)%
Changes in fair value of MSR asset:
Changes due to collection/realization of expected cash flows over time	(13,336)	(12,101)	10%
Changes due to valuation inputs or assumptions	(25,288)	11,777	(315)%
Balance, end of period	$139,780	$166,217	(16)%

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